UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 8, 2006


                             AMERICAN SKIING COMPANY
             (Exact name of registrant as specified in its charter)


          Delaware                        1-13057                04-3373730
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


               136 HEBER AVENUE, SUITE 303, PARK CITY, UTAH 84060
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (435) 615-0340


                                       N/A
         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

         On November 7, 2006, the Company's subsidiary, Steamboat Ski & Resort Corporation ("Steamboat"), entered into an employment agreement with Christopher Diamond for a term commencing effective October 1, 2006 and ending July 31, 2007 as President and Managing Director, with an automatic two (2) year extension upon a change in control (as such term is defined in his employment agreement) in Steamboat. Mr. Diamond's employment agreement provides an annual base salary of $284,313. The compensation committee may award Mr. Diamond an annual bonus of up to 20% of his base salary in accordance with the provisions of the Company's bonus program.

         Simultaneously with the execution of the employment agreement, Mr. Diamond waived all rights to participate in the Company's phantom equity plan, in which he had previously been granted an award equal to 4.0% of the total bonus pool. In place of the participation in the phantom equity plan, Mr. Diamond is entitled to a change-in-control bonus of between $400,000.00 and $725,000.00 upon a change in control (as such term is defined in his employment agreement) in Steamboat, with the actual amount depending upon the negotiated sales price.

         Mr. Diamond will be entitled to severance if his employment is terminated as a result of any of the following circumstances: (i) disability;
(ii) death; (iii) Mr. Diamond's termination of his own employment for "good reason" (that is, on account of certain material changes in the terms and conditions of his employment without his consent as described in his employment agreement); or (iv) Steamboat's termination of Mr. Diamond's employment without cause (as such term is defined in the employment agreement). If Mr. Diamond's employment is terminated on account of his death or disability, he will be entitled to receive a pro-rata portion of his incentive bonus for the then current fiscal year. If Mr. Diamond's employment is terminated by him for good reason or by Steamboat without cause, he will be entitled to receive as severance a lump sum payment equal to one times his annual base salary. Mr. Diamond is entitled to participate in Steamboat's employee benefit programs, and is subject to standard confidentiality and non-solicitation provisions following the termination of his employment.


Item 9.01. Financial Statements and Exhibits

         (c)   Exhibits

Exhibit           Description

10.1 Executive Employment Agreement dated November 7, 2006 between Steamboat Ski & Resort Corporation and Christopher Diamond



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 8, 2006            American Skiing Company



                                   By: /s/ Foster A. Stewart, Jr.
                                       ------------------------------
                                       Name:  Foster A. Stewart, Jr.
                                       Title: Senior Vice President and
                                              General Counsel


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                                INDEX TO EXHIBITS


Exhibit           Description

10.1 Executive Employment Agreement dated November 7, 2006 between Steamboat Ski & Resort Corporation and Christopher Diamond